Exhibit 10.5
                                    AGREEMENT
                                    ---------

         THIS AGREEMENT ("Agreement") is made and entered into on March 19, 2001, by and between EYE DYNAMICS, INC. ("Manufacturer"), a Nevada corporation with principal offices located at 2301 205th Street, Suite 106, Torrance, California 90501, and MEDTRAK, INC. ("Buyer") having its principal offices at 12178 E. Wethersfield Road, Scottsdale, Arizona 85259.

         In consideration of the promises set forth in this Agreement, the parties agree with each other as follows:


                                        1
                            AGREEMENT TO BUY AND SELL

         1.1 Manufacturer has granted to Buyer the sole and exclusive right throughout the United States of America (the "Territory") to sell the Bithermal Video ENG System (the "Product") with any of the offered upgrade packages manufactured by Manufacturer, a full and complete list of which is attached hereto as Exhibit "A". Manufacturer shall not sell the Products to any other buyer during the term of this Agreement without the written consent of Buyer.

         1.2 Manufacturer shall sell to Buyer and Buyer shall purchase from Manufacturer, subject to the terms and conditions set forth below, such of Manufacturer's Products as Buyer shall be required to purchase in accordance with this Agreement.

         1.3 Manufacturer shall manufacture and make available for delivery and Buyer shall purchase and accept no less than six (6) of the Bithermal Video ENG Systems in every calendar quarter during the term of this Agreement.

         1.4 Should Buyer not purchase six (6) of the Products in every calendar quarter, Buyer shall have thirty (30) days from the end of the calendar quarter to correct such deficiency. Should Buyer fail to correct such deficiency within the thirty (30) day period, Manufacturer shall have the right to terminate this Agreement immediately upon the expiration of the thirty (30) day period, in accordance with paragraph 5.2 herein.

         1.5 PURCHASE ORDERS. Purchases of the Products under this Agreement will be made by delivery to Manufacturer of Buyer's written purchase orders specifying in reasonable detail the types, quantities, and delivery dates of the Products ordered. No purchase order is binding upon Manufacturer until accepted in writing by Manufacturer. Nothing in this Agreement is intended to (create any duty on the part of Manufacturer to accept any order, it being expressly understood that the acceptance or rejection of any order, above and beyond the minimum requirement of six (6), is at the sole discretion of Manufacturer.

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                                        2
                                 TERM AND PRICE

         2.1 This Agreement shall be for a term of two (2) years from the date listed above.

         2.2 Upon the expiration of the two (2) year term of this Agreement, the parties may mutually agree in writing that this Agreement shall be extended for a period of one (1) year, and shall be further renewable upon written mutual agreement every year thereafter.

         2.3 Buyer agrees to pay to Manufacturer that amount per Product as specified on Exhibit "A" attached hereto. All prices and minimum order quantities are subject to change by Manufacturer at its sole discretion on thirty (30) days' written notice, and any change will apply to purchase orders received by Manufacturer after the effective date of the change.

         2.4 Payment is due to Manufacturer within ten (10) days from the date of the shipment of the Products.


                                        3
                              TERMS AND CONDITIONS

         3.1 SHIPMENT. Delivery will be F.O.B. Manufacturer's plant. All shipments under this Agreement will be made in Manufacturer's standard shipping packages to Buyer at Buyer's address set forth above or any other address as specified by Buyer. Unless otherwise instructed in writing by Buyer, Manufacturer will select the carrier. Title and risk of loss to the Products purchased under this Agreement passes to Buyer upon delivery of the Products to the carrier.

         3.2 Buyer must inspect all Products promptly upon receipt at the shipping destination and may reject any goods that fail in any significant respect to meet Manufacturer's acceptance specifications. Products not rejected by written notice to Manufacturer within twenty (20) days of receipt are deemed to have been accepted. Rejected Products must be returned freight prepaid to Manufacturer within ten (10) days of the date on which Manufacturer authorizes return. As promptly as possible but not later than thirty (30) days after receipt by Manufacturer of properly rejected goods, Manufacturer may, at its option and expense, either repair or replace the properly rejected goods. Manufacturer will prepay transportation charges back to Buyer and will reimburse Buyer for any costs of transportation incurred by Buyer in connection with the return to Manufacturer of properly rejected goods; otherwise, Buyer must pay transportation charges in both directions.

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                                        4
                     LIMITATION OF WARRANTY; INDEMNIFICATION

         4.1 Manufacturer warrants its authority to convey title to the Products sold under this Agreement, and that the transfer of it to Buyer shall be rightful; provided, however, that Manufacturer does not warrant that the Products sold under this Agreement are delivered free of any claim by any person in the nature of infringement or the like. Manufacturer will provide each End User that purchased the Products from Buyer with a limited warranty, including labor and parts, for a period of one (1) year from the date of shipping. As used in this Section 4.1, the term End User shall mean a customer that acquires the Products from Buyer for its own personal or business use and not for re-marketing. It is expressly agreed and understood that Manu-facturer's sole obligation and Buyer's exclusive remedy under this warranty is Manufacturer's replacing defective products F.O.B. Manufacturer's plant. Manufacturer shall in no event be responsible for incidental or consequential damage, whether foreseeable or not, caused by defects in the products sold under this agreement. Claims under this warranty must be made in writing immediately after the defect is discovered, and all such claims are subject to substantiation by Manufacturer. Manufacturer may require the return of alleged defective goods, transportation prepaid, to establish a claim under this warranty. If Buyer makes any warranty or representation inconsistent with or in addition to the warranty stated above, Buyer shall, at its own expense, defend and hold Manufacturer harmless from any claim on it of any nature.

         MANUFACTURER'S LIMITED WARRANTY TO END USERS IS THE ONLY WARRANTY APPLICABLE TO PRODUCTS SOLD TO BUYER HEREUNDER. MANUFACTURER MAKES NO OTHER WARRANTIES WHATSOEVER TO BUYER OR BUYER'S CUSTOMERS, AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. MANUFACTURER'S LIMITED WARRANTY SHALL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY WRITTEN INSTRUMENT SIGNED BY MANUFACTURER.

         4.2 In performing its obligations under this Agreement, Buyer agrees not to make any representations or give any warranties or guarantees to any person with respect to the Products or related services, other than those representations, warranties, or guarantees that Manufacturer has specifically authorized in writing to be given to that person.

         4.3 Throughout the term of this Agreement, Buyer and Manufacturer agree that each party is solely responsible for the performance of its duties, and Buyer agrees to indemnify and hold Manufacturer harmless from and against any and all claims asserted against Manufacturer for loss or damage to property, including claims for economic and business injury, to persons or firms and all injury or death to third persons, including all expenses incident to any of the foregoing claims, in any way arising out of or relating to the conduct of Buyer's business and Buyer's performance under this Agreement. Buyer further agrees to defend Manufacturer and its agents and employees from and against any claim, demand, cause of action, damage, loss, cost, or expense arising from or in connection with its actions or failures to act. Neither party may take any action that would have the effect of causing the other to be in violation of any laws, decrees, rules or regulations in effect in the Territory.

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         4.4 Throughout the term of this Agreement, Buyer furthermore agrees to indemnify and hold Manufacturer harmless from any and all claims asserted against Manufacturer by Bob Henderson, Vestibular Technologies, Inc., or any successor or successor entity with respect to prior agreements and arrangements between Manufacturer and the above-named beings and entities.


                                        5
                     RELATIONSHIP OF THE PARTIES; TRADEMARKS

         5.1 It is agreed that each of the parties is and will remain an independent contractor, and nothing contained in this Agreement is to be construed to constitute either party as a partner, agent, or employee of the other. The authority of Buyer is limited to the sale of Manufacturer's Products and the performance of other functions as set forth in this Agreement. In Buyer's dealings with third parties, Buyer must not hold itself out as a partner, agent, or employee of Manufacturer. Neither party has authority to make any agreement or incur any liability on behalf of the other party, nor is either party liable for any acts, omissions to act, contracts, commit- ments, promises, or representations made by the other, except as specifically authorized in this Agreement or as the parties may otherwise agree. Buyer agrees to indemnify and hold Manufacturer harmless from and against any and all claims, liabilities, and damages arising out of breach of this provision by, or otherwise attributable to any act or omission of, Buyer, its agents, or employees. All deliveries of Products covered by this Agreement shall constitute sales made directly by Buyer. All re-sales by Buyer shall be on its own account and Buyer will assume all credit risks and the responsibility of collecting from its customers. No compensation or other payments will be due to Buyer for any of its services hereunder other than the profit it may realize from the resale of the Products.

         5.2 Buyer recognizes the sole ownership by Manufacturer of Manufacturer's Products' trademarks, trade names, and service marks, and nothing contained herein shall be considered as giving Buyer any rights in connection with such trademarks, trade names, and service marks or any product produced, imported, and distributed by Manufacturer of the Products or any advertising and promotion materials adopting or using such marks and names other than as previously provided. From time to time hereafter, Manufacturer may adopt and publish to Buyer certain uniform written standards, specifications, requirements, conditions, instructions, procedures and policies pertaining to such trademarks, trade names, and service marks and maintenance of their quality and quality-service images, with which Buyer agrees to promptly and strictly comply.

         5.3 Buyer shall not do business under any name or designation associated with or similar to any trademark, trade name, or service mark or trade dress of Manufacturer or the Products, except upon prior written consent of the President of Manufacturer and such written consent shall be required for use of such marks, names or trade dress on Buyer's stationery, or in any advertising or promotional materials.

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                                        6
                          TERMINATION AND CANCELLATION

         6.1 If Manufacturer determines, at any time, that some unavoidable occurrence will prevent the continuing production of the Products at the rate specified in this Agreement, Manufacturer shall immediately notify Buyer of that fact and state its best estimate of the reduced schedule and the projected date on which production will be resumed at the previous rate. If the estimated rate of production falls below fifty (50%) percent and continues for a period of three (3) months, Buyer may, at its option and without liability, notify Manufacturer in writing of its decision to terminate this Agreement. If the reduced production is due to the neglect or fault of the Manufacturer, termination of this Agreement will not be deemed a waiver of any damages for breach or of any other right or remedy. If Manufacturer is not negligent or at fault, and notifies Buyer in writing as soon as it discovers the circumstances necessitating a reduced production rate, the termination of this Agreement shall not entitled Buyer to any damages.

         6.2 Manufacturer may cancel this Agreement without prior notice, by notifying Buyer of its election to do so:

                  (a) if Buyer violates any of its obligations under this Agreement;

                  (b) if Buyer violates any applicable statute or regulation in the sale of Manufacturer's products or knowingly combines with, aids, or assists anyone to violate any such statute or regulation;

                  (c) if Buyer becomes insolvent;

                  (d) if Buyer is adjudicated bankrupt;

                  (e) if Buyer admits in writing its insolvency or inability to pay its debts or perform its obligations in the ordinary course of business as they mature; or

                  (f) if Buyer becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors.

         6.3 Upon the termination or cancellation of this Agreement, Buyer shall cease to be the exclusive Buyer of Manufacturer's Products and shall:

                  (a) pay all sums then owing to Manufacturer; and

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                  (b) be deemed to have cancelled all outstanding and unshipped orders with Manufacturer.


                                        7
                            MISCELLANEOUS PROVISIONS

         7.1 FORCE MAJEURE. Manufacturer and Buyer each shall be excused from any act, omission, or obligation to perform under this Agreement when such failure or default is caused by an act of God, fire, earthquakes, floods, strikes or labor disputes, war, riot, insurrection, boycotts, import, export or other trade restrictions (including punitive or retaliatory tariffs), other acts of public and military authorities, delays or defaults caused by ocean or public and contract land carriers, material shortages or other causes beyond its reasonable control.

         7.2 NOTICES. All notices, requests, demands, consents, approvals or other communications, which are required or permitted to be given pursuant to this Agreement, shall be in writing and shall be deemed to be properly given if delivered, mailed or sent by wire or other telegraphic communication in the manner provided in this paragraph, to the following persons or to such other persons at other addresses as may be designated by written notice to the other parties:

                  If to Manufacturer, to:

                           Charles E. Phillips, President
                           Eye Dynamics, Inc.
                           2301 205th   Street, Suite 106
                           Torrance, California 90501

                  If to Buyer, to:

                           Mel Shadowens, Ph.D., President
                           MedTrak, Inc.
                           12178 E. Wethersfield Road
                           Scottsdale, Arizona 85259

         Notice of change of address shall be effective only when given in accordance with this Paragraph. All notices complying with this Paragraph shall be deemed to have been received on the date of delivery or on the third business day after mailing.

         7.3 GOVERNING LAW. This Agreement, and performance or breach under this Agreement, is governed by and interpreted both as to procedural and substantive matters in accordance with the applicable laws of the state of California, irrespective of choice-of-law principles.

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         7.4 ASSIGNMENT. No portion of this Agreement or any right or obligation under this Agreement can be transferred or assigned, in whole or in part, whether by operation of law or otherwise, by either party without prior written consent of the other party, except that Manufacturer may freely transfer and assign its rights and obligations under this Agreement to any of Manufacturer's wholly-owned subsidiaries, provided that Manufacturer provides guarantees of the obligations of the wholly-owned subsidiaries in form and substance satisfactory to Buyer.

         7.5 ENTIRE AGREEMENT. This Agreement and all Exhibits hereto, shall constitute the entire agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all previous agreements between and among the parties. There are no agreements, representations, or warranties between or among the parties other than those set forth in this Agreement or the documents and agreements referred to in this Agreement.

         7.6 SEVERABILITY. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this paragraph 6.5, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as legally possible.

         7.7 EFFECT OF HEADINGS. Article, section, and subsection titles and captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions

         7.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery between each of the parties of at least one set of counterparts. The parties authorize each other to detach and combine original signature pages and consolidate them into a single identical document. Any one of such completely executed counterparts shall be sufficient proof of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

         BUYER:

         MEDTRAK, INC.


By: /S/ MEL SHADOWENS
    -------------------------------
    MEL SHADOWENS, PH.D., President


         MANUFACTURER:

         EYE DYNAMICS, INC.

By: CHARLES E. PHILLIPS
    ------------------------------
    CHARLES E. PHILLIPS, President

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                                   EXHIBIT "A"

                      THE PRODUCT, PRICES, AND OTHER ITEMS



PRODUCT:                                             PRICE:
-------                                              -----

BITHERMAL VIDEO ENG SYSTEM NO. 39-3055:              $8,570.00

Includes Goggle, Interface 2000 with MedTrak firmware embedded, Head Rotation apparatus,
Tower Computer-600mhz Intel Celeron
processor, 20.5GB hard drive, CD-ROM and 3.5" floppy drive. Memory is 64MB, keyboard and mouse, 17" VGA Monitor and 13" Combo
Video/VCR unit, software and Operation
Manual. Price is FOB Torrance, California.

OTHER ITEMS:
------------

UPGRADE PACKAGE FOR USERS THAT HAVE                  $1,835.00
K917510 GOBBLE- NO. 39-3005:

Upgrade package Includes Interface 2000 with
EPIC PCB, multi-volt DC power supply,
MedTrak software, operating manual, and
cable.

UPGRADE PACKAGE WITH THE K917510 LIGHT-              $3,650.00
WEIGHT GOGGLE - NO. 39-3015:

Includes K917510 light weight goggle,
Interface 2000, multi-volt power supply,
MedTrak software, operating manual and
cable.

COMPUTER WITH MOUSE AND KEYBOARD NO. 39-             $875.00
3054.

Includes 600mhz Intel Celeron processor,
20.5GB hard drive, 64MB memory, CD-ROM
drive, 3.5" floppy drive, tower style case.

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